UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2008

Nara Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3731 Wilshire Boulevard, Suite 1000, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 14, 2008, Nara Bancorp, Inc. and its wholly owned subsidiary Nara Bank (collectively the “Company”), entered into individual change in control agreements (the “Agreements”) with Mr. Alvin D. Kang, the Company’s Chief Financial Officer, and Ms. Bonita I. Lee, the Company’s Chief Credit Officer (the “Executives”).

The Agreements provide that upon a Change in Control each Executive is to receive a) one year of base salary, b) the pro-rata portion of the Executive’s bonus accrued up to the date of separation from the Company, and c) an automatic vesting of all unvested options to purchase shares, if :

1) The Executive is involuntarily terminated without Cause (as defined in the Agreements), within twelve (12) months following the date of Change in Control, but within the term of the Agreements; or

2) The Executive terminates voluntarily with Good Reason (as defined in the Agreements) within twelve (12) months following the date of such Change in Control, but within the term of the Agreements.

The Agreements define the term Change in Control to mean:

1) Consummation of a merger or consolidation of the Company with or into another entity or other corporate reorganization, if more than 50% of the combined voting power of the surviving entity’s outstanding securities is owned by persons who were not stockholders of the Company immediately prior to the transaction;

2) The sale, transfer or other disposition of all or substantially all of the Company’s assets; or

3) Any transaction as a result of which any person is the “beneficial owner” (as defined in Securities and Exchange Commission Rule 13d-3), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding securities.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1 Form of Change in Control Agreement among Nara Bancorp, Inc., Nara Bank and Executives, dated July 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NARA BANCORP, INC.

Date: August 6, 2008	/s/ ALVIN D. KANG
Alvin D. Kang
Executive Vice President and Chief Financial Officer

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